EXHIBIT 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, A. F. Petrocelli, Chairman, President and Chief Executive Officer of United Capital Corp., (the “Company”), does hereby certify, with respect to the Quarterly Report of the Company on Form10-Q for the period ended June 30, 2008 (the “Report”) that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  August 6, 2008

By:	/s/ A. F. Petrocelli
A. F. Petrocelli
Chairman, President and Chief Executive Officer